GREAT-WEST
LIFECO INC

Readers are referred to the caution regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

TSX:GWO

Great-West Lifeco reports third quarter 2006 results

Winnipeg, November 1, 2006 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders of $477 million for the three months ended September 30, 2006 compared to net income of $421 million reported a year ago. On a per share basis, this result represents $0.537 per common share for the three months ended September 30, 2006, an increase of 14% (24% on a constant currency basis) compared to $0.472 per common share for 2005.

For the nine months ended September 30, 2006, net income attributable to common shareholders was $1,384 million compared to $1,286 million reported a year ago. On a per share basis, this result represents $1.554 per common share for the nine months ended September 30, 2006, an increase of 8% (16% on a constant currency basis) compared to $1.443 per common share for 2005.

The 2005 results include restructuring charges and provisions for expected losses arising from hurricane damage which impacted earnings per common share in the quarter by $0.004 and $0.034, respectively, and for nine months by $0.019 and $0.034, respectively. Excluding these amounts, earnings per share for 2006 grew 5% in the quarter (15% on a constant currency basis), and 4% for nine months (12% on a constant currency basis).

Lifeco experienced solid operating results in all major business segments and significant growth in net income attributable to common shareholders.

Highlights

•

On October 31, 2006, Great-West Life & Annuity Insurance Company (GWL&A) reached an agreement with Key Family of Companies in Indiana to acquire all of the outstanding shares of Indiana Health Network, Inc. (IHN), an Indiana-based hospital and physician network. GWL&A expects the transaction will close by December 31, 2006, will add nearly 75,000 members to GWL&A’s healthcare division, and will be accretive to earnings in 2007.

•	Quarterly dividends declared were $0.24 per common share payable December 29, 2006. Dividends paid on common shares for the nine months ended September 30, 2006 were 15% higher than a year ago.
•	Earnings per common share for the third quarter of 2006 increased 14% (24% on a constant currency basis) compared to a year ago.
•	Return on common shareholders’ equity increased to 20.7% for the twelve months ended September 30, 2006 compared to 20.6% a year ago.
•	Assets under administration at September 30, 2006 totalled $197.5 billion, up $20.1 billion from December 31, 2005 levels.

Consolidated net earnings for Lifeco are the net earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.

CANADA

Consolidated net earnings of the Canadian segment of Lifeco attributable to common shareholders for the third quarter of 2006 increased 9% to $221 million from $203 million at September 30, 2005. For the nine months ended September 30, 2006, earnings were up 11% to $670 million from $602 million at September 30, 2005.

Total sales for the nine months ended September 30, 2006 were $5.9 billion, an increase of 24% over September 30, 2005 levels.

Total assets under administration at September 30, 2006 were $91.7 billion, up $3.7 billion from December 31, 2005 levels.

UNITED STATES

Consolidated net earnings of the United States segment of Lifeco attributable to common shareholders for the third quarter of 2006 in US $ decreased 6% to $110 million from $117 million at September 30, 2005. For the nine months ended September 30, 2006, earnings increased 1% to $339 million from $336 million at September 30, 2005. Translated to Canadian $, earnings for the nine months ended September 30, 2006 were $383 million compared to $445 million a year ago.

Total sales for the nine months ended September 30, 2006 were US $1,832 million, an increase of 7% over September 30, 2005 levels.

Total assets under administration of US $40.4 billion at September 30, 2006 were up $2.5 billion from December 31, 2005 levels.

EUROPE

Consolidated net earnings of the European segment of Lifeco include operating currencies in British Pounds Sterling £, Euros €, US $ and Canadian $. For the third quarter of 2006, on a constant currency basis, net earnings attributable to common shareholders increased 97% compared to September 30, 2005. For the nine months ended September 30, 2006, on a constant currency basis, earnings increased 36%. Translated to Canadian $, 2006 earnings were $129 million and $336 million for the third quarter and nine months respectively, compared to $75 million and $277 million for 2005.

Total sales for the nine months ended September 30, 2006 were Canadian $6.9 billion, an increase of 38% on a constant currency basis over September 30, 2005 levels.

Total assets under administration at September 30, 2006 were Canadian $60.5 billion, up $15.5 billion from December 31, 2005 levels.

CORPORATE

Corporate net earnings for Lifeco attributable to common shareholders were $5 million for the third quarter of 2006, and a net charge of $5 million for the nine months ended September 30, 2006 compared to net charges of $8 million and $38 million in 2005.

Corporate net earnings for Lifeco attributable to common shareholders in 2005 included restructuring costs related to the acquisition of Canada Life Financial Corporation of $4 million after-tax and $17 million after-tax for the third quarter and nine months, respectively.

CONSTANT CURRENCY

The translation of foreign currency denominated earnings to Canadian dollars in 2006 compared to 2005 and the expiry in 2005 of favourable forward foreign exchange contracts has resulted in a decrease in the Company’s Canadian dollar equivalent earnings of approximately $103 million for the first nine months of 2006.

Adjusting for the negative impact of currency in 2006, earnings per common share for the third quarter and first nine months increased 24% and 16%, respectively.

QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.24 per share on the common shares of the Company payable December 29, 2006 to shareholders of record at the close of business December 1, 2006.

In addition, the Directors approved quarterly dividends on:

•	Series D First Preferred Shares $0.293750 per share;
•	Series E First Preferred Shares $0.30 per share;
•	Series F First Preferred Shares $0.36875 per share;
•	Series G First Preferred Shares of $0.325 per share;
•	Series H First Preferred Shares of $0.30313 per share; and
•	Series I First Preferred Shares of $0.28125 per share,

all payable December 29, 2006 to shareholders of record at the close of business December 1, 2006.

GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada, the United States and Europe through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company and Great-West Life & Annuity Insurance Company. Lifeco and its companies have over $197 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

Caution regarding Forward-Looking Information and Non-GAAP Financial Measures

This release contains forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as sales levels, premium income, fee income, expense levels, mortality experience, morbidity experience, policy lapse rates and taxes, as well as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive, and there may be other factors listed in other filings with securities regulators, including factors set out under “Risk Management and Control Practices” in the Company’s MD&A, which, along with other filings, is available for review at www.sedar.com. The reader is also cautioned to consider these and other factors carefully and to not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no specific intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

This release contains non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to "earnings or sales on a constant currency basis", "earnings adjusted for the negative impact of currency”, “adjusted net income”, “earnings before adjustments”, “net income before adjustments” and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.

Further information

Selected financial information is attached.

Great-West Lifeco's third quarter analyst teleconference will be held Wednesday, November 1, at 3:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:

•	Participants in the Toronto area: 416-641-6130
•	Participants from North America: 1-866-862-3912
•	Participants from Overseas: Dial international access code first, then 800-9559-6849

A replay of the call will be available from November 1, until November 8, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode: 3170774#).

Additional information relating to Lifeco, including the most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A) and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.

- end -

For more information contact:

Marlene Klassen

Director, Media & Public Relations

(204) 946-7705

FINANCIAL HIGHLIGHTS (unaudited)
(in $ millions except per share amounts)

	For the three months			For the nine months
	ended September 30			ended September 30
	2006	2005	% Change	2006	2005	% Change

Premiums:
Life insurance, guaranteed annuities	$4,332	$3,186	36%	$12,471	$11,530	8%
and insured health products
Self-funded premium equivalents (ASO contracts)	1,732	1,850	-6%	5,537	5,685	-3%
Segregated funds deposits:
Individual products	1,836	1,410	30%	6,005	4,393	37%
Group products	1,120	1,222	-8%	3,841	3,772	2%
Total premiums and deposits	9,020	7,668	18%	27,854	25,380	10%

Fee and other income	658	606	9%	1,982	1,808	10%
Paid or credited to policyholders	4,871	3,650	33%	13,831	12,547	10%

Net income - common shareholders before adjustments (1)	477	455	5%	1,384	1,333	4%
Adjustments after tax (1)	-	34		-	47
Net income - common shareholders	477	421	13%	1,384	1,286	8%

Per common share
Basic earnings before adjustments (1)	$0.537	$0.510	5%	$1.554	$1.496	4%
Adjustments after tax (1)	-	0.038		-	0.053
Basic earnings after adjustments	0.537	0.472	14%	1.554	1.443	8%
Dividends paid	0.2400	0.210	14%	0.6875	0.600	15%
Book value				10.49	9.49	11%

Return on common shareholders' equity (12 months):
Net income before adjustments (1)				20.7%	21.2%
Net income				20.7%	20.6%

At September 30
Total assets				$115,968	$101,084	15%
Segregated funds assets				81,484	73,033	12%
Total assets under administration				$197,452	$174,117	13%

Share capital and surplus				$10,450	$9,251	13%

(1)	Net income, basic earnings per common share and return on shareholders’ equity are presented before the following adjustments as a non-GAAP financial measure of earnings performance:
(a)

Following the acquisition of Canada Life Financial Corporation (CLFC) by the Company, a plan was developed to restructure and exit selected operations of CLFC. Shareholder net income for the three months ended September 30, 2005 includes restructuring costs related to the acquisition of $4 after tax, or $0.004 per common share. Shareholder net income for the nine months ended September 30, 2005 includes restructuring costs related to the acquisition of $17 after tax, or $0.019 per common share.

	(b)	Third quarter 2005 results include a charge of $30 after tax, or $0.034 per common share, related to provisions for expected losses arising from hurricane damage in 2005.

SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
(in $ millions except per share amounts)

		For the three months		For the nine months
		ended September 30,		ended September 30,
		2006	2005	2006	2005

Income
	Premium income	$4,332	$3,186	$12,471	$11,530
	Net investment income (note 2)	1,577	1,396	4,416	4,015
	Fee and other income	658	606	1,982	1,808
		6,567	5,188	18,869	17,353

	Benefits and expenses
	Paid or credited to policyholders and beneficiaries
	including policyholder dividends and experience refunds	4,871	3,650	13,831	12,547
	Commissions	325	294	999	954
	Operating expenses	532	535	1,635	1,652
	Premium taxes	67	58	193	183
	Financing charges (note 3)	54	49	152	146
	Amortization of finite life intangible assets	5	5	14	14
	Restructuring costs	-	4	-	22

	Net income before income taxes	713	593	2,045	1,835

Income taxes	- current	198	194	425	393
	- future	(12)	(54)	66	48

Net income before non-controlling interests		527	453	1,554	1,394

	Non-controlling interests (note 8)	36	24	132	86

	Net income - shareholders	491	429	1,422	1,308

	Perpetual preferred share dividends	14	8	38	22

	Net income - common shareholders	$477	$421	$1,384	$1,286

Earnings per common share (note 12)

	Basic	$0.537	$0.472	$1.554	$1.443

	Diluted	$0.532	$0.468	$1.542	$1.430

CONSOLIDATED BALANCE SHEET (unaudited)
(in $ millions)
	September 30,	December 31,	September 30,
	2006	2005	2005
Assets
Bonds	$62,558	$59,298	$59,132
Mortgage loans	15,113	14,605	14,422
Stocks	4,271	4,028	3,654
Real estate	2,050	1,842	1,814
Loans to policyholders	6,692	6,646	6,522
Cash and certificates of deposit	3,267	2,961	3,248
Funds held by ceding insurers	11,596	2,556	1,980
Goodwill	5,325	5,327	5,327
Intangible assets	1,450	1,453	1,462
Other assets (note 4)	3,646	3,445	3,523
Total assets	$115,968	$102,161	$101,084
Liabilities
Policy liabilities
Actuarial liabilities	$82,556	$71,263	$70,223
Provision for claims	1,140	999	1,041
Provision for policyholder dividends	559	535	599
Provision for experience rating refunds	439	401	368
Policyholder funds	2,071	2,088	1,843
	86,765	75,286	74,074

Debentures and other debt instruments (note 5)	1,953	1,903	1,922
Funds held under reinsurance contracts	3,433	4,089	4,350
Other liabilities (note 6)	5,953	4,231	4,422
Repurchase agreements	1,072	1,023	1,042
Deferred net realized gains	2,726	2,598	2,495
	101,902	89,130	88,305

Preferred shares (note 9)	760	787	797
Capital trust securities and debentures (note 7)	647	648	649
Non-controlling interests (note 8)
Participating account surplus in subsidiaries	1,845	1,741	1,716
Preferred shares issued by subsidiaries	209	209	209
Perpetual preferred shares issued by subsidiaries	155	157	157
Share capital and surplus
Share capital (note 9)
Perpetual preferred shares	1,099	799	799
Common shares	4,673	4,660	4,659
Accumulated surplus	5,590	4,860	4,603
Contributed surplus	26	19	20
Currency translation account	(938)	(849)	(830)
	10,450	9,489	9,251
Liabilities, share capital and surplus	$115,968	$102,161	$101,084

CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
(in $ millions)

	For the nine months
	ended September 30
	2006	2005

Accumulated surplus
Balance, beginning of year	$4,860	$3,890
Net income	1,422	1,308
Repatriation of Canada Life seed capital from participating account	-	2
Share issue costs - preferred shares	(5)	(6)
Common share cancellation excess	(36)	(34)
Dividends to shareholders
Perpetual preferred shareholders	(38)	(22)
Common shareholders	(613)	(535)

Balance, end of period	$5,590	$4,603

Contributed surplus
Balance, beginning of year	$19	$14
Stock options
Current year expense (note 10)	8	6
Exercised	(1)	-
Balance, end of period	$26	$20

Currency translation account
Balance, beginning of year	$(849)	$(426)
Change during the period	(89)	(404)
Balance, end of period	$(938)	$(830)

CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
(in $ millions)
	For the three months		For the nine months
	ended September 30		ended September 30
	2006	2005	2006	2005
Operations
Net income	$491	$429	$1,422	$1,308
Adjustments for non-cash items:
Change in policy liabilities	1,172	136	1,575	1,594
Change in funds held by ceding insurers	40	127	471	357
Change in funds held under reinsurance contracts	(524)	79	(621)	11
Change in current income taxes payable	50	82	(24)	11
Future income tax expense	(12)	(54)	66	48
Other	131	11	206	111
Cash flows from operations	1,348	810	3,095	3,440

Financing Activities
Issue of common shares	3	4	20	16
Issue of preferred shares	-	300	300	300
Purchased and cancelled common shares	(13)	(15)	(43)	(42)
Redemption of preferred shares	(18)	(7)	(30)	(7)
Issue of subordinated debentures in subsidiary	-	-	336	-
Repayment of subordinated debentures in subsidiary	(250)	-	(250)	-
Repayment of debentures and other debt instruments	-	(128)	(22)	(150)
Share issue costs	1	(6)	(5)	(6)
Dividends paid	(228)	(195)	(651)	(557)
	(505)	(47)	(345)	(446)

Investment Activities
Bond sales and maturities	7,351	5,110	20,683	18,666
Mortgage loan repayments	523	(38)	1,434	1,529
Stock sales	421	384	977	984
Real estate sales	129	6	174	74
Change in loans to policyholders	(19)	(12)	(239)	(184)
Change in repurchase agreements	14	(163)	132	227
Acquisition of business	-	22	-	22
Investment in bonds	(7,586)	(4,904)	(22,091)	(19,974)
Investment in mortgage loans	(847)	36	(2,052)	(1,705)
Investment in stocks	(380)	(428)	(1,018)	(1,180)
Investment in real estate	(399)	(186)	(515)	(411)
	(793)	(173)	(2,515)	(1,952)
Effect of changes in exchange rates on cash and
certificates of deposit	31	(168)	71	(266)
Increase in cash and certificates of deposit	81	422	306	776
Cash and certificates of deposit, beginning of period	3,186	2,826	2,961	2,472

Cash and certificates of deposit, end of period	$3,267	$3,248	$3,267	$3,248

Notes to Interim Consolidated Financial Statements (unaudited)
(in $ millions except per share amounts)

1.	Basis of Presentation and Summary of Accounting Policies
a)

The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at September 30, 2006 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2005. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company’s annual report dated December 31, 2005.

	b)	Certain of 2005 amounts presented for comparative purposes have been reclassified to conform to the presentation adopted in the current year.
2.	Net Investment Income
Net investment income is comprised of the following:

	For the three months ended September 30, 2006
	Investment income earned	Amortization of net realized and unrealized gains	Provision for credit losses	Investment expenses	Net investment income

Bonds	$1,009	$61	$2	$-	$1,072
Mortgage loans	219	11	-	-	230
Stocks	33	61	-	-	94
Real estate	29	17	-	-	46
Other	153	-	-	(18)	135

	$1,443	$150	$2	$(18)	1,577

	For the three months ended September 30, 2005
	Investment income earned	Amortization of net realized and unrealized gains	Provision for credit losses	Investment expenses	Net investment income

Bonds	$831	$60	$(5)	$-	$886
Mortgage loans	220	14	2	-	236
Stocks	17	81	-	-	98
Real estate	22	14	-	-	36
Other	154	-	-	(14)	140

	$1,244	$169	$(3)	$(14)	$1,396

	For the nine months ended September 30, 2006
	Investment income earned	Amortization of net realized and unrealized gains	Provision for credit losses	Investment expenses	Net investment income

Bonds	$2,818	$185	$8	$-	$3,011
Mortgage loans	650	35	1	-	686
Stocks	98	185	-	-	283
Real estate	83	46	-	-	129
Other	359	-	-	(52)	307

	$4,008	$451	9	$(52)	$4,416

	For the nine months ended September 30, 2005
	Investment income earned	Amortization of net realized and unrealized gains	Provision for credit losses	Investment expenses	Net investment income

Bonds	$2,398	$191	$14	$-	$2,603
Mortgage loans	666	41	17	-	724
Stocks	91	169	-	-	260
Real estate	97	33	-	-	130
Other	339	-	-	(41)	298

	$3,591	$434	$31	$(41)	$4,015

3.	Financing Charges

Financing charges include interest on long-term debentures and other debt instruments together with distributions and interest on capital trust securities and debentures and preferred shares classified as liabilities.

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005

Interest on long-term debentures and
other debt instruments	$32	$30	$89	$89
Preferred share dividends	9	10	28	29
Interest on capital trust debentures	13	13	37	37
Other	4	-	7	-
Distributions on capital trust securities held by
consolidated group as temporary investments	(4)	(4)	(9)	(9)
Total	$54	$49	$152	$146

4.	Other Assets
Other assets consist of the following:

Other Assets

	September 30,	December 31,	September 30,
	2006	2005	2005

Premiums in course of collection	$565	$623	$510
Interest due and accrued	1,059	893	973
Future income taxes	304	363	424
Fixed assets	255	279	264
Prepaid expenses	73	76	68
Accounts receivable	650	716	732
Accrued pension asset	192	179	194
Other	548	316	358
	$3,646	$3,445	$3,523

5.	Debentures and Other Debt Instruments
Debentures and other debt instruments consist of the following:
	September 30,	December 31,	September 30,
	2006	2005	2005
Short term
Commercial paper and other short term debt instruments with interest
rates from 5.2% to 5.3% (4.0% to 5.0% in 2005)	$106	$112	$110
Revolving credit in respect of reinsurance business with interest rates from
6.0% to 6.1% maturing within one year (5.0% to 5.2% in 2005)	2	14	15
Total short term	108	126	125
Long term
Operating:
Notes payable with interest rate of 8.0%	8	9	9
Capital:
Lifeco
6.75% Debentures due August 10, 2015, unsecured	200	200	200
6.14% Debentures due March 21, 2018, unsecured	200	200	200
6.74% Debentures due November 24, 2031, unsecured	200	200	200
6.67% Debentures due March 21, 2033, unsecured	400	400	400
	1,000	1,000	1,000
Canada Life
Subordinated debentures due September 19, 2011 bearing a fixed rate of 8% until 2006 and, thereafter, at a rate equal to the Canadian
90-day Bankers' Acceptance rate plus 1%, unsecured	-	250	250
Subordinated debentures due December 11, 2013 bearing a
fixed rate of 5.8% until 2008 and, thereafter, at a rate equal to the
Canadian 90-day Bankers' Acceptance rate plus 1%, unsecured	200	200	200
6.40% Subordinated debentures due December 11, 2028, unsecured	100	100	100
Acquisition related fair market value adjustment	5	13	31
	305	563	581
Great-West Life & Annuity Insurance Capital, LP
6.625% Deferrable debentures due November 15, 2034,	196	205	207
unsecured (U.S.$175)
Great-West Life & Annuity Insurance Capital, LP II
7.153% Subordinated debentures due May 16, 2046,	336	-	-
unsecured (U.S.$300)

Total long term	1,845	1,777	1,797

Total debentures and other debt instruments	$1,953	$1,903	$1,922

On September 19, 2006 The Canada Life Assurance Company (Canada Life) repaid the $250 principal of the 8% subordinated debentures.

During the second quarter of 2006, the Company issued $336 (U.S. $300) in Fixed/Adjustable Rate Enhanced Capital Advantaged Subordinated Debentures through it’s wholly owned subsidiary, Great-West Life & Annuity Capital, LP II. The subordinated debentures are due May 16, 2046 and bear an annual interest rate of 7.153% until May 16, 2016. After May 16, 2016, the subordinated debentures will bear an interest rate of 2.538% plus the 3-month LIBOR rate. The subordinated debentures are redeemable by the Company at the principal amount plus any accrued and unpaid interest after May 16, 2016.

6.	Other Liabilities
Other liabilities consist of the following:

	September 30,	December 31,	September 30,
	2006	2005	2005

Current income taxes	$351	$374	$415
Accounts payable	400	511	541
Liability for restructuring costs	-	-	22
Post retirement benefits provision	519	508	496
Bank overdraft	424	449	532
Future income taxes	314	317	290
Security purchase payable (note 13)	1,568	-	-
Other	2,377	2,072	2,126
	$5,953	$4,231	$4,422

7.	Capital Trust Securities and Debentures

	September 30,	December 31,	September 30,
	2006	2005	2005
Capital trust debentures:
5.995% Senior debentures due December 31, 2052, unsecured (GWLCT)	$350	$350	$350
6.679% Senior debentures due June 30, 2052, unsecured (CLCT)	300	300	300
7.529% Senior debentures due June 30, 2052, unsecured (CLCT)	150	150	150
	800	800	800
Acquisition related fair market value adjustment	32	34	35
Capital trust securities held by consolidated group
as temporary investments	(185)	(186)	(186)
Total	$647	$648	$649

Great-West Life Capital Trust (GWLCT), a trust established by The Great-West Life Assurance Company (Great-West Life), had issued $350 of capital trust securities, the proceeds of which were used by GWLCT to purchase Great-West Life senior debentures in the amount of $350, and Canada Life Capital Trust (CLCT), a trust established by Canada Life, had issued $450 of capital trust securities, the proceeds of which were used by CLCT to purchase Canada Life senior debentures in the amount of $450.

8.	Non-Controlling Interests

The Company controlled a 100% equity interest in Great-West Life, London Life Insurance Company (London Life), Canada Life and Great-West Life & Annuity Insurance Company (GWL&A) at September 30, 2006 and September 30, 2005.

(a)	The non-controlling interests of Great-West Life, London Life, Canada Life, GWL&A and their subsidiaries reflected in the Summary of Consolidated Operations are as follows:
	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005
Participating account
Net income attributable to participating
account before policyholder dividends
Great-West Life	$29	$22	$88	$82
London Life	170	155	522	459
Canada Life	47	44	139	134
GWL&A	26	32	95	112
Policyholder dividends
Great-West Life	(27)	(25)	(78)	(73)
London Life	(145)	(139)	(425)	(406)
Canada Life	(45)	(40)	(135)	(129)
GWL&A	(24)	(30)	(88)	(107)
Net income	31	19	118	72

Preferred shareholder dividends of subsidiaries	5	5	14	14
Total	$36	$24	$132	$86
(b) The carrying value of non-controlling interests consist of the following:
	September 30,	December 31,	September 30,
	2006	2005	2005

Participating account surplus:
Great-West Life	$382	$372	$369
London Life	1,243	1,151	1,132
Canada Life	29	25	20
GWL&A	191	193	195
	$1,845	$1,741	$1,716
Preferred shares issued by subsidiaries:
Great-West Life Series L, 5.20% Non-Cumulative	$52	$52	$52
Great-West Life Series O, 5.55% Non-Cumulative	157	157	157
	$209	$209	$209
Perpetual preferred shares issued by subsidiaries:
CLFC Series B, 6.25% Non-Cumulative	$145	$145	$145
Acquisition related fair market value adjustment	10	12	12
	$155	$157	$157

9.	Share Capital
Authorized
Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares,
Unlimited Common Shares

Issued and outstanding
	September 30, 2006		December 31, 2005		September 30, 2005
	Number	Stated value	Number	Stated value	Number	Stated value

Preferred shares:
Classified as liabilities
Series D, 4.70% Non-Cumulative
First Preferred Shares	7,978,900	$199	7,978,900	$199	7,995,700	$200
Series E, 4.80% Non-Cumulative
First Preferred Shares	22,422,215	561	23,499,915	588	23,866,115	597
	30,401,115	$760	31,478,815	$787	31,861,815	$797

Perpetual preferred shares:
Classified as equity
Series F, 5.90% Non-Cumulative
First Preferred Shares	7,957,001	$199	7,957,001	$199	7,957,001	$199
Series G, 5.20% Non-Cumulative
First Preferred Shares	12,000,000	300	12,000,000	300	12,000,000	300
Series H, 4.85% Non-Cumulative
First Preferred Shares	12,000,000	300	12,000,000	300	12,000,000	300
Series I, 4.50% Non-Cumulative
First Preferred Shares	12,000,000	300	-	-	-	-

	43,957,001	$1,099	31,957,001	$799	31,957,001	$799

Common shares:
Balance, beginning of year	890,689,076	$4,660	890,592,348	$4,651	890,592,348	$4,651
Purchased and cancelled under
Normal Course Issuer Bid	(1,511,300)	(7)	(2,012,600)	(11)	(1,493,100)	(8)
Issued under Stock Option Plan	1,911,667	20	2,109,328	20	1,787,03	16

Balance, end of period	891,089,443	$4,673	890,689,076	$4,660	890,886,278	$4,659

During the second quarter of 2006, the Company issued 12,000,000 Series I, 4.50% Non-Cumulative First Preferred Shares for a value of $300 or $25 per share. The shares are redeemable at the option of the Company on or after June 30, 2011, for $25 per share plus a premium if the shares are redeemed before June 30, 2015.

During the nine months ended September 30, 2006, 1,077,700 Series E 4.80% Non-Cumulative First Preferred Shares were purchased pursuant to the Company’s Normal Course Issuer Bid for a total cost of $30 or an average of $27.37 per share. The price in excess of stated value was charged to income.

10.	Stock Based Compensation

No options were granted under the Company’s stock option plan during the third quarter of 2006 and 50,000 options were granted during the second quarter of 2006 (100,000 options were granted during the first quarter of 2005 and no options were granted during the second or third quarter of 2005). The weighted-average fair value of options granted during the nine months ended September 30, 2006 were $5.48 per option ($6.68 per option during the nine months ended September 30, 2005).

Compensation expense of $8 after tax has been recognized in the Summary of Consolidated Operations for the nine months ended September 30, 2006 ($6 after tax for the nine months ended September 30, 2005).

11.	Pension Plans and Other Post Retirement Benefits
The total benefit costs included in operating expenses are as follows:
	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005

Pension benefits	$17	$20	$54	$53
Other benefits	4	11	16	33
Total	$21	$31	$70	$86

12.	Earnings Per Common Share

		For the three months		For the nine months
		ended September 30,		ended September 30,
		2006	2005	2006	2005
a)	Earnings
	Net income - common shareholders	$477	$421	$1,384	$1,286

b)	Number of common shares

	Average number of common shares outstanding			891,036,927	891,001,423

	-Potential exercise of outstanding stock options			6,523,709	8,017,290

	Average number of common shares outstanding - diluted basis			897,560,636	899,018,713
	Earnings per common share

	Basic	$0.537	$0.472	$1.554	$1.443

	Diluted	$0.532	$0.468	$1.542	$1.430

13.	Acquisitions
(a)

During the second quarter of 2006, Canada Life, through its wholly owned United Kingdom subsidiary, Canada Life Limited, reached an agreement to acquire the non-participating payout annuity business of The Equitable Life Assurance Society in the United Kingdom. Under the terms of the agreement, Canada Life Limited assumed this business on an indemnity reinsurance basis with an effective date of January 1, 2006. Arrangements are being made to transfer the policies to the Company and the transfer is expected to be completed in the first quarter of 2007 subject to regulatory and court approval. The transaction resulted in an increase in funds held by ceding insurers and a corresponding increase in policyholder liabilities of $9.5 billion (£4.6 billion) on the consolidated balance sheet at September 30, 2006.

(b)

During the second quarter of 2006, GWL&A, entered into a reinsurance agreement to acquire several parts of the full service-bundled, small and midsize 401(k), as well as some defined benefit plan business, of Metropolitan Life Insurance Company and its affiliates.  The acquisition also includes the associated dedicated distribution group, including wholesalers, relationship managers and sales associates.  The transaction closed on October 2, 2006, and is expected to increase assets and policyholder liabilities by approximately $1.6 billion (U.S. $1.4 billion) on the consolidated balance sheet.  In addition, the Company will receive fee income by providing administrative services and recordkeeping functions on approximately $7.1 billion (U.S. $6.3 billion) of participant account values.

In anticipation of a large receipt of cash in early October associated with the above transaction, the Company purchased approximately $1.6 billion (U.S. $1.4 billion) of U.S. government securities at close of business on September 29, 2006 in order to fix the interest rate earned.  These purchases coincided with the pricing of the reinsurance transaction which settled on October 2, 2006. The securities purchases settled in early October. The transaction resulted in an increase in invested assets and a corresponding increase in other liabilities of approximately $1.6 billion (U.S. $1.4 billion) at September 30, 2006.

(c)

On April 24, 2006, Crown Life Insurance Company (Crown Life) served notice, pursuant to the terms of the 1999 acquisition of the majority of the insurance operations of Crown Life by Canada Life, commencing a process under which Canada Life may be required to acquire the common shares of Crown Life. This transaction is not expected to have a material impact on the financial position of the Company.

14.	Reinsurance Transaction

During the third quarter of 2006, GWL&A recaptured a reinsurance agreement on certain blocks of group annuity business. The recaptured premiums of $562 associated with the transaction have been recorded in the Summary of Consolidated Operations as an increase in premium income with a corresponding increase to the change in actuarial liabilities. For the Consolidated Balance Sheet, this transaction resulted in a reduction of $557 to funds held under reinsurance contracts with a corresponding increase in policyholder liabilities.

15.	Segmented Information
Consolidated Operations
For the three months ended September 30, 2006

	Canada	United States	Europe	Lifeco Corporate	Total

Income:
Premium income	$1,563	$1,261	$1,508	$-	$4,332
Net investment income	695	339	516	27	1,577
Fee and other income	220	283	155	-	658

Total income	2,478	1,883	2,179	27	6,567

Benefits and expenses:
Paid or credited to policyholders	1,614	1,420	1,837	-	4,871
Other	509	287	181	1	978
Amortization of finite life intangible assets	4	-	1	-	5
Restructuring costs	-	-	-	-	-
Net operating income
before income taxes	351	176	160	26	713

Income taxes	89	52	24	21	186

Net income before non-controlling
interests	262	124	136	5	527

Non-controlling interests	30	2	4	-	36

Net income - shareholders	232	122	132	5	491

Perpetual preferred share dividends	11	-	3	-	14

Net income - common shareholders	$221	$122	$129	$5	$477

For the three months ended September 30, 2005

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$1,451	$553	$1,182	$-	$3,186
Net investment income	695	367	337	(3)	1,396
Fee and other income	198	285	123	-	606

Total income	2,344	1,205	1,642	(3)	5,188

Benefits and expenses:
Paid or credited to policyholders	1,540	719	1,391	-	3,650
Other	488	288	159	1	936
Amortization of finite life intangible assets	3	-	2	-	5
Restructuring costs	-	-	-	4	4
Net operating income
before income taxes	313	198	90	(8)	593

Income taxes	81	45	14	-	140

Net income before non-controlling
interests	232	153	76	(8)	453

Non-controlling interests	21	2	1	-	24

Net income - shareholders	211	151	75	(8)	429

Perpetual preferred share dividends	8	-	-	-	8

Net income - common shareholders	$203	$151	$75	$(8)	$421

For the nine months ended September 30, 2006

	Canada	United States	Europe	Lifeco Corporate	Total

Income:
Premium income	$4,774	$2,630	$5,067	$-	$12,471
Net investment income	2,065	1,011	1,313	27	4,416
Fee and other income	659	870	453	-	1,982

Total income	7,498	4,511	6,833	27	18,869

Benefits and expenses:
Paid or credited to policyholders	4,759	3,101	5,971	-	13,831
Other	1,656	862	458	3	2,979
Amortization of finite life intangible assets	11	-	3	-	14
Restructuring costs	-	-	-	-	-
Net operating income
before income taxes	1,072	548	401	24	2,045

Income taxes	262	157	43	29	491

Net income before non-controlling
interests	810	391	358	(5)	1,554

Non-controlling interests	108	8	16	-	132

Net income - shareholders	702	383	342	(5)	1,422

Perpetual preferred share dividends	32	-	6	-	38

Net income - common shareholders	$670	$383	$336	$(5)	$1,384

For the nine months ended September 30, 2005

	Canada	United States	Europe	Lifeco Corporate	Total

Income:
Premium income	$4,553	$2,329	$4,648	$-	$11,530
Net investment income	2,072	1,123	829	(9)	4,015
Fee and other income	576	875	357	-	1,808

Total income	7,201	4,327	5,834	(9)	17,353

Benefits and expenses:
Paid or credited to policyholders	4,725	2,807	5,015	-	12,547
Other	1,564	900	468	3	2,935
Amortization of finite life intangible assets	10	-	4	-	14
Restructuring costs	-	-	-	22	22
Net operating income
before income taxes	902	620	347	(34)	1,835

Income taxes	205	170	62	4	441

Net income before non-controlling
interests	697	450	285	(38)	1,394

Non-controlling interests	73	5	8	-	86

Net income - shareholders	624	445	277	(38)	1,308

Perpetual preferred share dividends	22	-	-	-	22

Net income - common shareholders	$602	$445	$277	$(38)	$1,286